Exhibit 5.1

June  11th, 2010

Matter No.: 122549

Doc Ref: GKS/330648

Direct line: (441) 299 4962

Email: kent.smith@conyersdill.com

RenaissanceRe Holdings Ltd.

Renaissance House

12 Crow Lane

Pembroke HM 19

Bermuda

Dear Sirs:

RenaissanceRe Holdings Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 11th, 2010 (the “Registration Statement”, which term includes the prospectus forming a part thereof but which does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of common shares of the Company (the “Common Shares”), preference shares of the Company (the “Preference Shares” and, together with the Common Shares, the “Equity Securities”, which term includes any common shares or preference shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), depositary shares representing Common Shares or Preference Shares (the “Depositary Shares”), senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”), junior subordinated debt securities (the “Junior Subordinated Debt Securities”, and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), warrants to purchase Equity Securities or Debt Securities (the “Warrants”), share purchase contracts (the “Contracts”), share purchase units (the “Units”), RenaissanceRe Finance, Inc. (“RRF”) senior debt securities (the “RRF Senior Debt Securities”), RRF subordinated debt securities (the “RRF Subordinated Debt Securities”), RRF junior subordinated debt securities (the “RRF Junior Subordinated Debt Securities”, and together with the RRF Senior Debt Securities, the RRF Subordinated Debt Securities, the “RRF Debt Securities”), guarantees of the RRF Debt Securities (the “RRF Guarantees”), RenRe North America Holdings, Inc. (“RRNAH”) senior debt securities (the “RRNAH Senior Debt Securities”), RRNAH subordinated debt securities (the “RRNAH Subordinated Debt Securities”), RRNAH junior subordinated debt securities (the “RRNAH Junior Subordinated Debt Securities”, and together with the RRNAH Senior Debt Securities and the RRNAH Subordinated Debt Securities, the “RRNAH Debt Securities”),

guarantees of the RRNAH Debt Securities (the “RRNAH Guarantees”), RenaissanceRe Capital Trust (“Capital Trust”) preferred securities (the “Capital Trust Securities”), guarantees of the Capital Trust Securities (the “Capital Trust Guarantees”, and together with the RRF Guarantees and the RRNAH Guarantees, the “Guarantees”), and units consisting of any combination of Equity Securities, Depositary Shares, Debt Securities, Warrants, Contracts, Units, RRF Debt Securities, RRNAH Debt Securities or Capital Trust Securities (collectively, the “Securities”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Assistant Secretary of the Company on June 4th, 2010, copies of the minutes of a meeting of the board of directors of the Company held on May 18th, 2010 (the “Minutes”), as certified by the Assistant Secretary of the Company on June 4th, 2010, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Securities and the Guarantees in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, (i) that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the “Companies Act”), and the consent to the issue and free transfer of the Securities given by the Bermuda Monetary Authority dated June 1st, 2005 will not have been revoked or amended at the time of issuance of any Securities, (j) that the form and terms of any Guarantees and any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and Units), the issuance and (except with respect to the Guarantees) the sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (k) that all necessary corporate action will be taken to authorise and approve any issuance of the Guarantees and that the Guarantees will be duly authorized, executed and delivered by and on behalf of the Company and all parties thereto, (l) that all necessary corporate action will be taken to authorise and approve any issuance of the Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (m) that the applicable Guarantees and any purchase, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law, (n) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, (o) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (p) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled “Prospectuses and Public Offers”, (q) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto, and (r) that none of the parties to such documents, other than the Company, carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses.

The obligations of the Company in connection with any of the Guarantees or Securities or any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	Upon the due issuance of Common Shares and/or Preference Shares and payment of the consideration therefor, such Common Shares and/or Preference Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Upon the due issuance of: (a) Senior Debt Securities of any series; (b) Subordinated Debt Securities of any series; (c) Junior Subordinated Debt Securities of any series; (d) Warrants; and/or (e) Units, and payment of the consideration therefor, such securities will be validly issued and (except in the case of any Equity Securities forming part of a Unit) will constitute valid and binding obligations of the Company in accordance with the terms thereof.

4.	The statements in the Prospectus included in the Registration Statement under the captions “Description of our Capital Shares”, “Certain Tax Considerations” and “Enforcement of Civil Liabilities under United States Federal Securities Laws”, insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Certain Tax Considerations”, “Legal Opinions” and “Enforcement of Civil Liabilities under United States Federal Securities Laws” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman Limited
Conyers Dill & Pearman Limited